UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

Anacor Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 East Meadow Circle
Palo Alto, CA 94303-4230

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On April 6, 2016, Anacor Pharmaceuticals, Inc. (the “Company”) issued and sold $287.5 million aggregate principal amount of 2.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) to Goldman, Sachs & Co., Citigroup Global Markets Inc., Cowen and Company, LLC, Wedbush Securities Inc. and JMP Securities LLC, as initial purchasers, for resale to qualified institutional buyers in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act (the “Offering”). Included in the Offering were $37.5 million aggregate principal amount of Convertible Notes issued upon the exercise in full of the over-allotment option granted to the initial purchasers in the Offering. The Convertible Notes are general unsecured obligations of the Company. The Convertible Notes bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2016.  Subject to satisfaction of certain conditions and during certain periods, the Convertible Notes will be convertible at the option of holders into cash, shares of the Company’s common stock or a combination thereof (with the form of consideration at the Company’s election). The Convertible Notes will mature on April 15, 2023, unless earlier purchased or converted. The Convertible Notes will not be redeemable at the Company’s option prior to their maturity date.

In connection with the pricing of the Convertible Notes, the Company entered into capped call transactions with each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the “Option Counterparties”). In connection with the full exercise of the over-allotment option granted to the initial purchasers in the Offering, the Company entered into additional capped call transactions with the Option Counterparties.

The Company received net proceeds from the Offering of approximately $278.9 million, after deducting the initial purchasers’ fees. The Company used approximately $16.1 million of the net proceeds from the Offering to fund the cost of the capped call transactions and intends to use the remaining net proceeds for general corporate purposes.

Indenture

The Company issued the Convertible Notes pursuant to an indenture dated as of April 6, 2016 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

Subject to satisfaction of certain conditions and during certain periods, the Convertible Notes will be convertible at the option of holders into cash, shares of the Company’s common stock or a combination thereof (with the form of consideration at the Company’s election).  The conversion rate will initially be 14.1201 shares of common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $70.82 per share of the Company’s common stock).  The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Convertible Notes represents a premium of approximately 32.5% to the $53.45 per share closing price of the Company’s common stock on March 31, 2016.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.  In addition, if certain make-whole fundamental changes occur, the Company will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change. The Convertible Notes will not be redeemable at the Company’s option prior to their maturity date.

The Indenture provides for customary events of default.

The description of the Indenture and the Convertible Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Convertible Note, copies of which are included in Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Capped Call Transactions

On March 31, 2016, in connection with the pricing of the Convertible Notes, the Company entered into privately-negotiated capped call transactions (the “Base Capped Call Transactions”) with the Option Counterparties. On April 1, 2016, in connection with the full exercise of the over-allotment option granted to the initial purchasers in the Offering, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the Convertible Notes sold in the Offering.

The Capped Call Transactions are expected to reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, upon any conversion of the Convertible Notes to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the applicable strike price of the Capped Call Transactions, which initially corresponds to the applicable conversion price of the Convertible Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Convertible Notes. However, such reduction and/or offset is subject to a cap to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $80.175 per share of the Company’s common stock, representing a premium of approximately 50.0% to the $53.45 per share closing price of the Company’s common stock on March 31, 2016, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the Capped Call Transactions. In connection with the conversion of any Convertible Notes, subject to the immediately succeeding sentence, the Company will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of the Company’s common stock, based on the Company’s settlement method election for such Convertible Notes, for all such Convertible Notes converted on a conversion date generally corresponding to the amount by which the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the applicable strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions, with such number of shares of the Company’s common stock and/or amount of cash subject to the cap described above. If the Convertible Notes, or any portion thereof, are converted prior to January 15, 2023, then the Capped Call Transactions, or the corresponding portions thereof, will be subject to early termination.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not a part of the terms of the Convertible Notes and will not affect the holders’ rights under the Convertible Notes. A holder of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the text of the Base Capped Call Transaction Confirmations and the Additional Capped Call Transaction Confirmations, copies of which are included in Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Convertible Notes is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Convertible Notes is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the Convertible Notes were sold to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of the Company’s common stock issuable upon conversion of the Convertible Notes will be issued pursuant to Section 3(a)(9) of the Securities Act.

The Convertible Notes and the underlying shares of the Company’s common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 6, 2016, by and between Anacor Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 2.00% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Base Capped Call Transaction Confirmation, dated as of March 31, 2016, by and between Anacor Pharmaceuticals, Inc. and Citigroup Global Markets Inc.

10.2	Base Capped Call Transaction Confirmation, dated as of March 31, 2016, by and between Anacor Pharmaceuticals, Inc. and Goldman, Sachs & Co.

10.3	Additional Capped Call Transaction Confirmation, dated as of April 1, 2016, by and between Anacor Pharmaceuticals, Inc. and Citigroup Global Markets Inc.

10.4	Additional Capped Call Transaction Confirmation, dated as of April 1, 2016, by and between Anacor Pharmaceuticals, Inc. and Goldman, Sachs & Co.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including the Company’s intended use of the net proceeds of the Offering and the actions of the Option Counterparties, or their affiliates, with respect to the Capped Call Transactions.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update any forward-looking statement in this Current Report on Form 8-K except as required by law. These forward looking statements are based on estimates and assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.  Actual results may differ materially from those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the fact that the Company’s management will have broad discretion as to the use of the remaining portion of the net proceeds from the sale of the Convertible Notes, the impact of general economic, industry, market or political conditions and the other risks and uncertainties identified in the Company’s periodic filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Graeme Bell
	Name:	Graeme Bell
	Title:	Executive Vice President and Chief Financial Officer

Date: April 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 6, 2016, by and between Anacor Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 2.00% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Base Capped Call Transaction Confirmation, dated as of March 31, 2016, by and between Anacor Pharmaceuticals, Inc. and Citigroup Global Markets Inc.

10.2	Base Capped Call Transaction Confirmation, dated as of March 31, 2016, by and between Anacor Pharmaceuticals, Inc. and Goldman, Sachs & Co.

10.3	Additional Capped Call Transaction Confirmation, dated as of April 1, 2016, by and between Anacor Pharmaceuticals, Inc. and Citigroup Global Markets Inc.

10.4	Additional Capped Call Transaction Confirmation, dated as of April 1, 2016, by and between Anacor Pharmaceuticals, Inc. and Goldman, Sachs & Co.